UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
LANVISION SYSTEMS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: .........................................................

(2)	Aggregate number of securities to which transaction applies: .........................................................

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ..................................................................

(4)	Proposed maximum aggregate value of transaction: ..........................................................................

(5)	Total fee paid: .........................................................................................................................................
☐ Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid: .......................................................................................................................

(2)	Form, Schedule or Registration Statement No.: ..................................................................................

(3)	Filing Party: ..............................................................................................................................................

(4)	Date Filed: .................................................................................................................................................

LANVISION SYSTEMS, INC.
10200 Alliance Road, Suite 200
Cincinnati, Ohio 45242-4716
2006 Annual Stockholders’ Meeting
Supplement to Proxy Statement
Dear Stockholder:
     On May 24, 2006, LanVision Systems, Inc. (“LanVision” or the “Company”) convened its Annual Meeting of Stockholders. The stockholders considered the two proposals set forth in LanVision’s proxy statement relating to the election of the Company’s four incumbent directors and an amendment to the Company’s Certificate of Incorporation to change its corporate name. The directors were elected as proposed.
     The proposal to change the Company’s corporate name required the affirmative vote of two thirds of the outstanding shares of the Company’s common stock.. Due to broker non-votes and the failure to vote by certain stockholders of record owning a significant number of shares, less than two thirds of the Company’s outstanding shares were present and able to vote on the name change proposal. A motion was made and approved at the Annual Meeting to recess the Annual Meeting until June 2, 2006 at 5:00 p.m. to allow additional time for stockholders to vote on the name change proposal.
     The Board has named J. Brian Patsy and Richard C. Levy, M.D. as proxy holders for LanVision, or either of them, each with power of substitution, with the power to vote all proxies solicited pursuant to LanVision’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on April 10, 2006, and as supplemented on May 24, 2006.
     Any stockholder of record who may desire to revoke or change a previously executed proxy as to the corporate name change proposal may do so at any time before it is voted, by written notice to LanVision’s Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting when it reconvenes on June 2, 2006. Copies of LanVision’s proxy statement relating to the Annual Meeting and this Supplement are available on the Securities and Exchange Commission’s website at www.sec.gov or by contacting LanVision at (513) 794-7100.
By order of the Board of Directors
Paul W. Bridge, Jr.
Chief Financial Officer & Secretary
Cincinnati, Ohio

May 24, 2006